EXHIBIT 10.3(b)

PORTIONS OF EXHIBIT 10.3(b) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS ARE MARKED BY * * and [ ] AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                            ASSET PURCHASE AGREEMENT
                            ------------------------


       THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made on this 30th day of April, 1996, by and between DOLLAR FINANCIAL GROUP, INC., a New York corporation ("DFG") and THE SOUTHLAND CORPORATION, a Texas corporation ("Southland").

                                   BACKGROUND

       WHEREAS, Southland owns and operates convenience stores operating under the name 7-Eleven. In the stores identified on Exhibit A hereto, Southland owns and operates a total of six (6) Financial Service Centers in Dallas, Texas (the "Purchased Service Centers"). In the stores identified on Exhibit B hereto, Southland owns and operates a total of five (5) Financial Service Centers in Austin, Texas (the "Austin Service Centers"). DFG desires to purchase, and Southland desires to sell and assign certain assets relating to the Purchased Service Centers, certain assets relating to the five (5) Austin Service Centers and the Intellectual Property (as defined herein) used by Southland in connection with its operation of the Financial Service Centers on the terms and conditions hereinafter set forth (the Purchased Service Centers and Austin Service Centers are defined collectively herein as the Service Centers);

       THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

       1.     SALE AND PURCHASE OF ASSETS.

              A. On the Closing Date (as set forth in section 11 herein) and subject to the terms and conditions contained in this Agreement, Southland shall sell, transfer, assign and deliver to DFG, and DFG shall purchase, assume and accept from Southland:

                    1. The Purchased Service Centers which shall consist of the following: (a) the kiosks and equipment listed on Exhibit C; (b) the actual cash on hand at each Purchased Service Center as evidenced by the Audit conducted pursuant to Section 4 of this Agreement ("Purchased Service Center Cash Fund" or "Cash Fund"); and (c) agreed upon inventory at Southland's cost (the "Purchased Service Center Assets");

                    2. Certain assets relating to the Austin Service Centers which shall consist of (a) actual cash on hand at each Austin Service Center as evidenced by the Audit conducted pursuant to section 5 of this Agreement (the "Austin Service Center Cash Fund" or "Cash Fund"); and (b) any agreed upon inventory at Southland's cost (the "Austin Service Center Assets"); and

                    3. The computerized check cashing software and check cashing management software and related documentation which Southland currently uses in the operation of the Service Centers as described in Exhibit D attached hereto (the "Intellectual Property").

       2.     ASSUMPTION OF LIABILITIES, PRORATIONS AND EMPLOYEES.

              A. Except as to the following Southland Agreements with (i) Western Union; (ii) Silent Watchman Security; (iii) ADT Security; and (iv) Pitney Bowes (fax machine service) that shall be assumed by DFG, DFG shall not assume or in no event be liable for debts, liabilities or obligations of Southland whether fixed or contingent, known or unknown, liquidated or unliquidated, secured or unsecured, or otherwise and regardless of when they arose or arise.

              B. All income and expenses arising from the conduct of the business and operation of the Purchased Service Centers and the Austin Service Centers shall be prorated between DFG and Southland as of the Closing Date. Such proration shall be based upon the principle that Southland shall be entitled to all income earned and shall be responsible for all liabilities and all obligations accruing in connection with the operation of the Purchased Service Centers and the Austin Service Centers until the Closing Date, and DFG shall be entitled to all income earned and (subject to section 2.A. above) be responsible for such liabilities and obligations accruing thereafter. Such proration shall include, without limitation, all wages and salaries of employees (including accruals, if any, up to the Closing Date for unused sick and vacation time) prepaid and deferred items and all other expenses attributable to the ownership and operation of the Purchased Service Centers and the Austin Service Centers.

              C. As to the Purchased Service Centers and the Austin Service Centers, DFG shall extend offers of employment (the "Employment Offers") to the Southland employees listed on Exhibit E (the "Service Center Employees"), and shall employ all Service Center Employees who accept the Employment Offers. The Employment Offers shall include (i) a rate of pay at least equal to the Service Center Employee's pay rate as listed on the attached Exhibit F; (ii) medical and dental benefits that shall become effective upon the first day of employment with DFG, without the requirement of a waiting period; and (iii) a "hire date," for purposes of calculating eligibility for vacation and other benefits, equal to the hire date listed on the attached Exhibit G.

         D. Attached as Exhibit G-1 is a listing of the number of hours of vacation that each of the Service Center employees has accrued, but not yet used, for 1996. Attached as Exhibit G-2 is a listing of the number of hours of sick time that each of the Service Center employees has accrued, but not yet used, for 1996. The information on Exhibit G-1 and Exhibit G-2 is current as of the payroll period ending April 18, 1996. The final Southland payroll period for the Service Center Employees will end after the close of business on April 30, 1996, and shall be processed no later than May 9, 1996. On or before May 15, 1996, Southland shall provide DFG with updated versions of Exhibit G-1 and Exhibit G-2 (to be designated as Exhibit G-1-S and Exhibit G-2-S) that will reflect any vacation time or sick time taken by the Service Center Employees between April 19, 1996, and April 30, 1996. On or before May 10, 1996, Southland shall pay to DFG the aggregate dollar value of the accrued but unused vacation pay and accrued but unused sick pay for the Service Center Employees (as calculated, for each employee, by taking the employee's current Southland rate of pay multiplied by the number of hours of vacation pay and sick pay they have accrued, but not yet used, for 1996). Between the Service Center Employees' first day of employment with DFG and December 31, 1996, DFG shall permit the Service Center Employees to take, at such times as may be mutually convenient for DFG and the individual Service Center Employee, any accrued but unused vacation time and sick time, as will be listed on Exhibit G-1-S and Exhibit G-2-S. DFG shall be solely responsible for calculating and paying any

THE INFORMATION BELOW MARKED BY * * and [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

sick time and vacation time for the Service Center Employees beginning as of January 1, 1997, and continuing thereafter.

              E. Three (3) calendar days prior to the Closing Date, Southland shall deliver to DFG a preliminary list of all items to be prorated pursuant to section 2.B. above, and to the extent feasible, such prorations and adjustments shall be made at the Closing. Any prorations and adjustments not made at the Closing, shall be made by agreement between Southland and DFG within five (5) calendar days after the Closing Date.

       3.     OTHER AGREEMENTS.

              In connection with, and conditioned upon, the consummation of the transactions provided for in this Agreement, DFG and Southland shall, as of the Closing, enter into a Site License and Services Agreement in the form attached hereto as Exhibit H (the "License Agreement"). After Closing, DFG shall operate the Purchased Service Centers and Austin Service Centers pursuant to the terms of the License Agreement.

       4.     AUDIT/PURCHASED SERVICE CENTERS.

              On the Closing Date, an audit shall be conducted with respect to the Purchased Service Centers. The audit shall be conducted by representatives of Southland and DFG or by an audit service mutually agreeable by Southland and DFG, and each party shall pay the fees incurred by such party with respect to the audit or one-half of the cost of the audit service if one is used. Among other things, the audit shall determine with respect to the Purchased Service Center Assets (i) the equipment located at each Purchased Service Center; (ii) the actual amount of the Purchased Service Center Cash Fund at each Purchased Service Center; and (iii) the Service Center inventory to be purchased by DFG at Southland's cost.

       5.     AUDIT/AUSTIN SERVICE CENTERS.

              On the day after the Closing Date, an audit shall be conducted with respect to the Austin Service Centers. The audit shall be conducted by representatives of Southland and DFG or by an audit service mutually agreeable by Southland and DFG, and each party shall pay the fees incurred by such party with respect to the audit or one-half of the cost of the audit service if one is used. Among other things, the audit shall determine with respect to the Austin Service Center Assets (i) the actual amount of the Austin Service Center Cash Fund at each Austin Service Center; and (ii) the Service Center inventory to be purchased by DFG at Southland's cost.

       6.     PRELIMINARY PURCHASE PRICE.

              The purchase price for the Purchased Service Center Assets and the Austin Service Center Assets and the Intellectual Property, including applicable sales tax, shall be [ * * ] (the "Preliminary Purchase Price"). The Preliminary Purchase Price includes: (i) the Purchased Service Center Assets listed on Exhibit C at Southland's depreciated book value including sales taxes [ * * ]; and (ii) an amount equal to [ * * ] per Service Center [ * * ] as an estimate of the Cash Fund for each Service Center and is subject to adjustment as a result of the Audit as described in sections 4 and 5 above. In consideration of the covenants, warranties and obligations contained herein, DFG shall pay Southland the Preliminary Purchase Price by wire transfer to a Southland designated account no later than 10:00 a.m. C.S.T. on the Closing Date. Southland shall provide DFG with wire transfer instructions at least two (2) calendar days prior to the Closing Date.

       7.     ADJUSTED PURCHASE PRICE.

              A. Upon completion of the Audits referenced in sections 4 and 5 of this Agreement, the Preliminary Purchase Price shall be adjusted to reflect; (i) the actual Purchased Service Center Cash Fund at each Purchased Service Center;
(ii) Purchased Service Center Assets to the extent different from that reflected on Southland's books and records (and any required adjustment to the Preliminary Purchase Price will be based on Southland's depreciated book value with respect to the specific item of equipment); (iii) the actual Austin Service Center Cash Fund at each Austin Service Center; (iv) the Service Center inventory purchased by DFG; and (iv) any adjustment to the preliminary list of prorated items described in section 2.C. (the "Adjusted Purchase Price").

              B. The amount of the difference between the Preliminary Purchase Price paid by DFG to Southland at Closing and the Adjusted Purchase Price as determined in accordance with section 7.A. above shall be paid by the appropriate party to the party to whom it is owed within ten (10) calendar days of the Closing Date by wire transfer.

       8.     REPRESENTATION AND WARRANTIES OF SOUTHLAND.

              As a material inducement to DFG to enter into this Agreement and to close hereunder, Southland makes the following representations and warranties to DFG:

              A. Corporate Status; Authority. Southland is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Southland has the power and authority to own its property and to carry on its business as it is now being conducted. Southland has the full legal right and power required to execute and deliver this Agreement and any and all other documents or instruments to be executed and/or delivered in connection herewith (collectively the "Purchase Documents") and to perform its respective obligations hereunder and thereunder.

              B. Due Authorization; Validity of Agreement. The execution, delivery and performance of this Agreement and the Purchase Documents by Southland have been duly authorized by all necessary action, corporate or otherwise. This Agreement has been duly executed and delivered by Southland and constitutes the valid and binding obligation of Southland, enforceable against Southland in accordance with its terms. The Purchase Documents shall constitute, when executed and delivered by Southland, the valid and binding obligations of Southland, enforceable against Southland in accordance with their respective terms.

              C. Title to Assets; Condition. Except for the Citicorp Lien (defined in section 8.D. below), Southland is the lawful owner of the Purchased Service Center Assets and the Austin Service Center Assets; the Purchase Service Center Assets and the Austin Service Center Assets are free from all encumbrances except any ad valorem taxes for the current year, and Southland has good right to sell and convey the same. Except as provided in the preceding sentence, the assets are sold and conveyed, after testing and acceptance by DFG, "AS IS, WHERE IS", WITH ALL FAULTS, AND SOUTHLAND DOES NOT EXPRESSLY OR IMPLIEDLY WARRANT OR GUARANTEE THE CONDITION OF THE ASSETS OR THEIR MERCHANTABILITY OR FITNESS FOR ANY PURPOSE.

              D. DFG acknowledges that certain of the Purchased Service Center Assets are encumbered by liens and security interests created or granted pursuant to that certain Agreement date July 31, 1987, as amended and restated, by and between JT Acquisition Corporation, Citicorp Industrial Credit, Inc. (now Citicorp North America, Inc.) and other parties (the Citicorp Lien"). Southland shall request that Citicorp, as administrative agent, execute documents acceptable to Citicorp releasing the Citicorp Lien as it applies to the Purchased Service Center Assets. DFG acknowledges that Citicorp is a third party over whom Southland has no control and that, in the event Citicorp declines or refuses to execute the required release documentation, such failure shall not be deemed a breach of this Agreement by Southland but, if such release documentation has not been provided by the Closing Date, DFG, if it is not then in breach of this Agreement, may terminate this Agreement and neither party shall have any further liability to the other.

              E. Southland agrees to convey its interest in the Intellectual Property WITHOUT WARRANTY OR RECOURSE OF ANY KIND, INCLUDING ANY WARRANTY OF TITLE, "AS IS," "WHERE IS," WITH ALL FAULTS, AND SOUTHLAND DOES NOT EXPRESSLY OR IMPLIEDLY WARRANT OR GUARANTEE ITS MERCHANTABILITY OR FITNESS FOR ANY PURPOSE AND DISCLAIMS ANY LIABILITY ARISING FROM THE USE OR POSSESSION THEREOF, INCLUDING BUT NOT LIMITED TO, ANY CLAIM OF INFRINGEMENT BROUGHT BY A THIRD PARTY.

              F.    Agreement as to Employees; Strikes.

                    1. There are no employment agreements, consulting or service agreements, or severance agreements with respect to the Employees to which Southland is a party or which it is bound that shall survive the closing of the transactions contemplated by this Agreement. Southland represents that there are no policies or understanding of Southland rendering any of the Employees other than at-will employees.

                    2. During the past twelve (12) months there have been no, and currently there are no strikes, slowdowns, work stoppages, grievance proceedings, arbitrations or labor disputes, involving the Employees pending or, to the knowledge of Southland, threatened against Southland.

              G. Litigation. Southland is not a party to or, to Southland's knowledge, threatened with, any suit, action, arbitration, administrative or other proceeding or any governmental investigation with respect to the Purchased Service Center Assets, the Austin Service Center Assets or the Intellectual Property which may prevent consummation of the transaction contemplated hereby. To Southland's knowledge there is no judgment, decree, award or order outstanding against Southland with respect to the assets or Intellectual Property or which may prevent the consummation of the transaction contemplated hereby, and Southland is not contemplating the institution of any suit, action, arbitration, administrative or other proceeding with respect to the Purchased Service Center Assets, the Austin Service Center Assets or the Intellectual Property or which may prevent the consummation of the transaction contemplated hereby.

              H. Compliance with Law and Regulation. Southland has not received any notice from any federal, state or municipal authority or any insurance or inspection body that the Purchased Service Center Assets, the Austin Service Center Assets, the Intellectual Property or the Service Centers fail to comply with applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.

              I. Agreement Not in Breach of Other Instruments Affecting Southland; Consents and Notices. The execution and delivery of this Agreement, consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Southland (i) shall not result in the imposition of any lien, security interest or encumbrance on the Purchased Service Center Assets, the Austin Service Center Assets or the Intellectual Property or in the breach of any of the terms and provisions of or conflict with, any agreement or other instrument by which Southland is bound, any judgment, decree, order, or award of any court, governmental body or arbitrator or with any applicable law, rule or regulation and (ii) do not require the consent, approval or authorization of, or notice to or declaration, filing or registration with any governmental authority or third party.

              J. Brokerage Commission. There is no corporation, firm or person entitled to receive from Southland any brokerage commission, finder's fee, or financing fee in connection with this Agreement or the transactions provided for herein.

       9.     REPRESENTATIONS AND WARRANTIES OF DFG.

              A. As a material inducement to Southland to enter into this Agreement and to close hereunder, DFG represents and warrants to Southland the following:

                    1. Corporate Status and Authority. DFG is a corporation duly organized and validly existing under the laws of the State of New York and has the power to acquire the Assets and Intellectual Property. DFG has the full legal right and power required to execute and deliver this Agreement and the Purchase Documents and perform its obligations hereunder and thereunder.

                    2. Due Authorization; Validity of Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of DFG. This Agreement has been duly executed and delivered by DFG and constitutes the valid and binding obligation of DFG enforceable against DFG in accordance with its terms. The Purchase Documents, when executed and delivered by DFG, shall constitute the valid and binding obligations of DFG enforceable against DFG in accordance with their respective terms.

                    3. Agreement Not in Breach of Other Instruments Affecting DFG; Consents and Notices. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by DFG, (i) shall not result in the breach of any of the terms and provisions of, or conflict with, any agreement or other instrument by which DFG is bound, and judgment, decree, order or award of any court, governmental body or arbitrator, or with any applicable law, rule or regulation, and (ii) does not require the consent of any governmental authority or other third party.

                    4. Funding. DFG, has, and shall have on the Closing Date and thereafter, the cash necessary to consummate the transaction described in this Agreement.

       10.    CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

              Except as provided in section 15.D., all representations and warranties contained in this Agreement shall survive the consummation of the transactions provided for in this Agreement for the applicable statute of limitations. Each representation and warranty contained herein is independent of all other representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other representation or warranty and shall not be deemed to have been waived, affected or impaired by any investigation made by any party to this Agreement.

       11.    CLOSING.

              The closing of the transactions provided for in this Agreement (the "Closing") shall take place at Southland's offices at 2711 North Haskell Avenue, Dallas, Texas at 10:00 a.m. on April 30, 1996, or at such other place, date and time as shall be mutually agreed upon by DFG and Southland (the "Closing Date").

       12.    ACTIVITIES PRIOR TO CLOSING.

              Between the date hereof and the Closing Date, Southland shall continue to conduct its business at the Purchased Service Centers and the Austin Service Centers and use the Purchased Service Center Assets, the Austin Service Center Assets and Intellectual Property in the ordinary and usual course of business and consistent with past practice.

       13.    DELIVERIES BY SOUTHLAND AT CLOSING.

              A. At the Closing, Southland shall deliver or cause to be delivered to DFG the following:

                    1. a Bill of Sale in the form attached as Exhibit I hereto transferring title to the Purchased Service Center Assets and the Austin Service Center Assets; and (ii) an Intellectual Property Rights Assignment in the form attached as Exhibit J hereto assigning to DFG the Intellectual Property;

                    2. termination statements and any other documents terminating all liens, encumbrances and all claims, if any, in and to the Purchased Service Center Assets listed on Exhibit C;

                    3. a certificate by an Assistant Secretary of Southland certifying the persons executing this Agreement and the other documents contemplated by this Agreement are authorized by the Company to do so; and

                    4. the License Agreement, duly executed by Southland.

       14.    DELIVERIES BY DFG AT CLOSING.

              A. Concurrently with the execution of this Agreement, DFG shall deliver or cause to be delivered to Southland the following:

                    1. the Preliminary Purchase Price by wire transfer to Southland's account on or prior to 10:00 a.m. C.S.T. on the Closing Date;

                    2. a certificate by DFG's Corporate Secretary certifying that all necessary corporate action by DFG has been taken to approve this Agreement and to authorize the consummation of the transactions contemplated hereby;

                    3. the License Agreement, duly executed by DFG; and


                    4. Certificates evidencing the satisfaction of DFG's insurance obligations as set forth in section 14 of the License Agreement.


       15.    INDEMNIFICATION.

              A. Basic Provision. Southland and DFG, as the case may be (in this section 15 sometimes referred to as the "Indemnitor") hereby agrees to indemnify, defend and hold harmless the other and their respective directors, officers, shareholders, employees and agents and their respective successors and assigns (in this section 15 sometimes referred to individually as an "Indemnitee" or collectively as the "Indemnitees"), from, against and in respect of the amount of any and all Deficiencies (as hereinafter defined).

              B. Definition of "Deficiencies". As used in this section 15, "Deficiencies" means:

                    1. any and all loss or damage resulting to an Indemnitee from any breach or non-fulfillment of any warranty, representation, covenant or agreement on the part of the Indemnitor contained herein or in any other document or instrument delivered by the Indemnitor pursuant to this Agreement or contained in any Exhibit hereto (other than the License Agreement);

                    2. any and all loss or damage resulting to DFG from the operation of the Purchased Service Centers and the Austin Service Centers by Southland on or prior to the Closing Date and any and all loss or damage resulting to Southland from the operation of the Purchased Service Centers and the Austin Service Centers by DFG after the Closing Date;

                    3. any and all loss or damage resulting to an Indemnitee by reason of any claim, debt, liability or obligation or any alleged claim, debt, liability or obligation of the Indemnitor to any party. Claims relating to taxes or ERISA shall survive in accordance with the applicable statute of limitations;

                    4. any and all costs and expenses, including reasonable attorneys' fees, arising from any suits, investigations, demands, assessments, judgments or proceedings (actual or threatened), incident to any of the foregoing.

                  C. Procedures for Third Party Claims. In the event that any claim shall be asserted by any party against an Indemnitee which, if sustained, would result in a Deficiency, Indemnitee, after learning of such claim, shall notify the Indemnitor of such claim, and promptly shall extend to the Indemnitor an opportunity to defend against such claim at Indemnitor's sole expense and through legal counsel reasonably acceptable to Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently. Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Deficiency may be made by the Indemnitor without the prior written consent of Indemnitee unless
(i) prior to such settlement or compromise the Indemnitor acknowledges in writing his obligation to pay in full the amount of the settlement and all associated expenses, and (ii) Indemnitee is furnished with security satisfactory to Indemnitee that the Indemnitor shall in fact pay such amount and expenses. The failure of an Indemnified Party to give prompt notice of a claim shall not relieve the Indemnifying Party from liability hereunder with respect to such claim except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against such claim and to make a timely response thereto or otherwise prejudices the Indemnifying Party's ability to defend such claim.

                  D. Payment of Deficiencies Other Than Third Party Claims. In the event that an Indemnitee asserts the existence of any Deficiency (other than Deficiencies resulting from third party claims), such Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Deficiency asserted. Indemnitor hereby agrees to pay the amount of any valid

Deficiency to Indemnitee, within thirty (30) days thereof after written notice from such Indemnitee which reasonably details the nature and amount of the Deficiency. Any amounts required to be paid but not paid by the Indemnitor when due under this subparagraph shall bear interest from the due date thereof until the date paid at a rate equal to twelve percent (12%) per annum. Failure by an Indemnitee to give prompt notice to the Indemnitor as specified above shall not release, waive or otherwise affect the Indemnitor's indemnification obligation hereunder. No claims may be asserted by DFG under this section 15.D. more than twelve (12) months from the Closing Date.

              E. The indemnification provisions contained in this Agreement shall be in addition to and shall in no way limit the indemnification provisions and other rights and remedies set forth in the License Agreement.

       16.    TERMINATION.

              A. Subject to section 16.B. below, this Agreement and the transaction contemplated hereby may be terminated and abandoned:

                    1. At any time prior to the Closing Date by mutual written consent of Purchaser and Seller.

                    2. At any time, upon the default or breach of any material covenant, agreement or obligation, by written notice from the non-breaching party to the breaching party, provided that the breach is not cured within twenty (20) days of receipt of notice of the breach by the beaching party, or, if the breach is of such a type that more than twenty (20) days is required to cure such breach, if the cure is not commenced within such twenty (20) day period and thereafter diligently prosecuted, provided further that the breach is cured no later than forty-five (45) days after receipt of notice by the breaching party; or

                    3. By written notice from either DFG or Southland to the other party hereto if the Closing shall not have occurred prior to May 30, 1996.

              B. A party shall not be allowed to exercise any right of termination pursuant to section 16.A.3. if such party is in breach of this Agreement or if the event giving rise to the termination right is due to the failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party. Subject to the preceding sentence, if this Agreement is terminated as permitted under section 16.A.1. or section 16.A.3., such termination shall be without liability of or to either party to this Agreement. Nothing in this section 16.B. shall limit either party's remedy in the event the other party breaches this Agreement and such breaching party shall be fully liable for any and all damages sustained or incurred by the other party in connection with such failure or breach.

              C. Default by either party of their post-closing obligations under this Agreement shall also constitute a default under the License Agreement.

       17.    CERTAIN ADDITIONAL COVENANTS.

              Further Assurances. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, but shall not be required to incur any out-of-pocket expenses in connection therewith.

       18.    MISCELLANEOUS.

              A. Force Majeure. Neither party to this Agreement shall be required to perform any term, covenant or condition of this Agreement as long as such performance is delayed or prevented by force majeure, which shall mean any acts of God, strike, lockout, material or labor restriction by any governmental authority, civil riot and any other cause not reasonably within the control of such party and which by exercise of due diligence such party is unable, wholly or in part to prevent or overcome.

              B. Titles. All headings, titles and subdivisions are for the convenience of the parties and are not to be used in interpreting this Agreement.

              C. Successor and Assigns. All of the terms of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the parties and their respective successors, assigns; provided, however, neither party can assign their respective interests herein without the written consent of the other, except to a parent, subsidiary or affiliate holding in excess of fifty percent (50%) of the controlling interest of such party.

              D. Texas Law. This Agreement shall be construed and in all respects take effect in accordance with the laws of the State of Texas and venue with respect to any judicial proceeding shall be Dallas County, Texas.

              E. Notices.

                    1. Notices. Any notice or other instruments required or permitted by the Agreement to be served on or given to a party shall be sufficiently served or given for all purposes (a) when personally delivered to any officer of the party to whom it is addressed, or (b) if sent by (i) certified or registered mail postage prepaid, or (ii) overnight express mail, addressed to the party at the appropriate address set forth below, or at such other address as the party has directed in writing. The effective date of any notice shall be the date of delivery if by personal delivery or date of mailing thereof to the party to whom such notice is addressed.

                    2. Addresses. All correspondence shall be addressed as follows:

                           If to Southland:
                           The Southland Corporation
                           2711 N. Haskell Avenue
                           Dallas, Texas  75204
                           Attn:  Vice President, Merchandising

                           With a copy given in the manner described above to:

                           The Southland Corporation
                           2711 N. Haskell Avenue
                           Dallas, Texas  75204
                           Attn:  General Counsel, Legal Department

                           If to DFG:

                           Dollar Financial Group, Inc.
                           Daylesford Plaza, Suite 210
                           1436 Lancaster Avenue
                           Berwyn, Pennsylvania  19312
                           Attn:  Mr. Donald F. Gayhardt

              F. Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or of any other right nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

              G. Independent Contractor. The parties to this Agreement shall be independent contractors under this Agreement and in no event shall their relationship be deemed that of employer/employee. It is not the intent of the parties to form any partnership or joint venture, and it is understood that each party shall exercise full power and authority, except as specifically provided otherwise in this Agreement, to select the means, method and manner of performing all obligations under this Agreement.

              H. Attorney's Fees. Except as otherwise provided herein, in the event any legal proceeding is initiated by either party regarding the construction or enforcement of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees, costs and expenses incurred in such proceeding.

              I. Costs and Expenses. Each party shall be responsible for its own costs and expenses relating to the execution and performance of its respective obligations under this Agreement, except as otherwise stated herein.

              J. Press Release. Neither Southland nor DFG shall issue press releases regarding the Service Centers or any terms or conditions of this Agreement without receiving prior written permission from the other party, which permission shall not be unreasonably withheld.

              K. Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

              L. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon; and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

              M. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing and in the case of Southland, executed by a Senior Vice President.

         IN WITNESS WHEREOF, the parties have executed, or caused to be executed, this Agreement as of the day and year written above.

ATTEST:                                    DOLLAR FINANCIAL GROUP, INC.


By: /s/ Thomas Hennen                      By: /s/ Donald F. Gayhardt
                                           Donald F. Gayhardt, Executive Vice
                                           President and Chief Financial Officer


ATTEST:                                    THE SOUTHLAND CORPORATION


By: /s/ Thomas Hennen                      By: /s/ Adrian O. Evans
     Assistant Secretary                   Senior Vice President

                                    EXHIBIT A


                           (Purchased Service Centers)


                             Dallas Service Centers

                                   1602-23252
                                   1611-22889
                                   1611-26721
                                   1611-23629
                                   1611-25842
                                   1611-25250

                                    EXHIBIT B




                             Austin Service Centers

                                   1662-30467
                                   1662-26192
                                   1662-26353
                                   1662-12702
                                   1662-21884

                                    EXHIBIT C


                         Purchased Service Center Assets

                         Kiosks and Service Center Installations
                         Postal Scales
                         Copier Machines
                         Security Systems
                         Receipt Printers
                         Money Order Printers
                         Vault Modifications
                         Computer CPU's, Keyboards, Monitors
                         Postal Boxes
                         Signs
                         Safes
                         Dot Matrix Printers
                         Fax Machines
                         Laser Jet Printers
                         Weight Scales
                         Laminators
                         Battery Backups
                         Alarm Systems

                                    EXHIBIT D


                             (Intellectual Property)



The Neighborhood Check Casher, Inc. Computerized Check Cashing Software, Version 2 Check Cashing Management Software

THE INFORMATION BELOW MARKED BY * * and [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                    EXHIBIT E


                            Service Center Employees


                                     [ * * ]

THE INFORMATION BELOW MARKED BY * * and [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                    EXHIBIT F



                                     [ * * ]

THE INFORMATION BELOW MARKED BY * * and [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                    EXHIBIT G



                                     [ * * ]

THE INFORMATION BELOW MARKED BY * * and [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE COMMISSION.

                                   EXHIBIT G-1



                                     [ * * ]

THE INFORMATION BELOW MARKED BY * * and [ ] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE COMMISSION.


                                   EXHIBIT G-2



                                     [ * * ]

                                    EXHIBIT H

                               (License Agreement,
      included herewith as Exhibit 10.3(a) of this Registration Statement)

                                    EXHIBIT I





                                  BILL OF SALE


STATE OF TEXAS
                                           KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS


       That THE SOUTHLAND CORPORATION, a Texas corporation ("Seller"), for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid by DOLLAR FINANCIAL GROUP, INC., a New York corporation ("Purchaser") and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby bargains, sells and conveys unto Purchaser the personal property described on Exhibit A, attached hereto and incorporated herein by this reference (the "Assets"), located in Dallas and Travis Counties, Texas.

       To have and to hold all and singular, the Assets forever; and Seller hereby covenants with Purchaser that it is the lawful owner of the Assets; that the Assets are free from all encumbrances except any ad valorem taxes for the current year, and that Seller has good right to sell and convey the same as aforesaid.

       The Assets are sold and conveyed, after testing and acceptance by Purchaser, "AS IS, WHERE IS", WITH ALL FAULTS, AND SELLER DOES NOT EXPRESSLY OR IMPLIEDLY WARRANT OR GUARANTEE THE CONDITION OF THE ASSETS OR THEIR MERCHANTABILITY OR FITNESS FOR ANY PURPOSE.

       Executed this day of           , 1996.


                                               THE SOUTHLAND CORPORATION
ATTEST:

By:                                            By:
       Assistant Secretary                              Vice President

                                    EXHIBIT J


                     INTELLECTUAL PROPERTY RIGHTS ASSIGNMENT



STATE OF TEXAS
                                           KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS


       That THE SOUTHLAND CORPORATION, a Texas corporation ("Seller"), for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid by DOLLAR FINANCIAL GROUP, INC., a New York corporation ("Purchaser") and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby assigns to Purchaser Southland's interest in the Intellectual Property described in Exhibit D to the License Agreement WITHOUT WARRANTY OR RECOURSE OF ANY KIND, INCLUDING ANY WARRANTY OF TITLE, "AS IS, WHERE IS", WITH ALL FAULTS, AND SELLER DOES NOT EXPRESSLY OR IMPLIEDLY WARRANT OR GUARANTEE ITS MERCHANTABILITY OR FITNESS FOR ANY PURPOSE AND DISCLAIMS ANY LIABILITY ARISING FROM THE USE OR POSSESSION THEREOF, INCLUDING BUT NOT LIMITED TO, ANY CLAIM OF INFRINGEMENT BROUGHT BY A THIRD PARTY.

       Executed this day of            , 1996.


                                                  THE SOUTHLAND CORPORATION
ATTEST:

By:                                               By:
       Assistant Secretary                                 Vice President